FOURTH AMENDED AND RESTATED BY-LAWS
of
OPTION CARE HEALTH, INC.
(A Delaware Corporation)
Article 1

Offices
Section 1.1.Offices. The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Article 2

Meetings of Stockholders
Section 2.1.Place of Meeting. Meetings of the stockholders shall be held at such place, within the State of Delaware or elsewhere, as may be fixed from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the Delaware General Corporation Law.
Section 2.2.Annual Meeting. The annual meeting of stockholders shall be held on such date and time as may be fixed by the Board of Directors, at which the stockholders shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 2.3.Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten days nor more than 60 days before the date of the meeting.
Section 2.4.List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.
Section 2.5.Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chair or the Vice Chair and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 2.6.Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 days nor more than 60 days before the date of the meeting.
Section 2.7.Quorum; Voting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.4 hereof, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. When a quorum is present at any meeting, except for elections of directors, which shall be decided by plurality vote, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no shares shall be voted pursuant to a proxy more than three years after the date of the proxy unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board.
Section 2.8.Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days after the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered in the manner required by this Section to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taking at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation as provided in this Section 2.8.
Section 2.9.Advance Notice of Nominations and Stockholder Business.
(a)Stockholder Business and Nominations at Annual Meetings of Stockholders.
(1)At an annual meeting of stockholders, only such business, including the nomination of persons for election to the Board of Directors, shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in Section 2.9(a)(2), on the record date for the determination of stockholders of the Corporation entitled to vote at the annual meeting and at the time of the annual meeting, (y) is entitled to vote at the annual meeting and (z) complied with the notice procedures set forth in this Section 2.9, or (iv) by an Eligible Stockholder in accordance with the provisions of Section 2.11 of these By-Laws. For the avoidance of doubt, the foregoing clauses (iii) and (iv) of this Section 2.9(a)(1) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or submit nominations before an annual meeting of stockholders.
(2)For business, including the nomination of persons for election to the Board of Directors, to be properly brought before an annual meeting by a Noticing Stockholder (as defined below) pursuant to clause (iii) of paragraph (a)(1) of this Section 2.9, the Noticing Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be appropriate for stockholder action under the provisions of the laws of Delaware. To be timely, the Noticing Stockholder’s notice shall be delivered to the Secretary not earlier than the Close of Business on the 120th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting nor later than the Close of Business on the 90th calendar day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, notice by the Noticing Stockholder must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such annual meeting and not later than the Close of Business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment, deferral, recess or postponement of an annual meeting (or the public announcement of an adjournment, deferral, recess or postponement thereof) commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above. The number of persons whom the Noticing Stockholder proposes to nominate for election or re-election as a director pursuant to clause (iii) of paragraph (a)(1) of this Section 2.9 may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. Notwithstanding anything in this Section 2.9(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the deadline for nominations that would otherwise be applicable under this Section 2.9, a Noticing Stockholder’s notice required by this Section 2.9 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which the public announcement of such increase in the number of directors to be elected is first made by the Corporation.
(b)Information in Notice. To be in proper written form, a Noticing Stockholder’s notice to the Secretary (whether given pursuant to Section 2.9(a) or Section 2.9(c)) must set forth:
(1)if the Noticing Stockholder’s notice relates to any proposal other than the nomination of a director or directors:
(i)a brief description of the business desired to be brought before the meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Certificate of Incorporation or these By-Laws, the specific language of the proposed amendment),

(ii)the reasons for conducting such business at the meeting,
(iii)any material interest of each Holder and each Stockholder Associated Person (as such terms are defined below), if any, in such business,
(iv)a description of all agreements, arrangements and understandings between each Holder and each Stockholder Associated Person, if any, and any other person or persons (including the names of such persons) in connection with the proposal of such business by the Noticing Stockholder, and
(v)any other information relating to such business that would be required to be disclosed in a proxy statement required to be filed in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act;
(2)as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election as a director:
(i)the name, age, business address and residential address of the proposed nominee,
(ii)the principal occupation or employment of the proposed nominee (at present and for the past five years),
(iii)whether such person has (A) notified the board of directors of each publicly listed company on whose board such proposed nominee currently sits with respect to such person’s proposed nomination for election to the Board of Directors, and (B) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents),
(iv)whether such person’s nomination or election would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy, of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention,
(v)the first date of contact between any Holder and/or Stockholder Associated Person, on the one hand, and such person, on the other hand, with respect to the Corporation,
(vi)the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person sharing such person’s household, in any funds or vehicles managed by, under common management with, or affiliated with any Holder or Stockholder Associated Person,
(vii)a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) existing presently, that existed during the past three years or were offered during the past three years (whether accepted or declined), between or among (A) the Holders or any Stockholder Associated Person, on the one hand, and (B) such person or such person’s Associates, on the other hand (including the names of such persons), and all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant,
(viii)a description of any business or personal interests that could reasonably be expected to place such person in a potential conflict of interest with the Corporation or any of its subsidiaries,
(ix)any other information relating to such person that would be required to be disclosed in a proxy statement required to be filed in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the “Proxy Rules”), including such person’s written consent to being named in proxy materials as a proposed nominee of the Noticing Stockholder and to serving as a director if elected, and
(x)a completed and signed questionnaire, representation and agreement required by Section 2.9(d);
(3)as to the Noticing Stockholder and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”),
(i)the name and address of each Holder (including, as applicable, as they appear on the Corporation’s books), and the name and address of each Stockholder Associated Person, if any,
(ii)the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by each Holder and each Stockholder Associated Person, if any (provided that, for the purposes of this Section 2.9(b), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), and the date or dates on which such shares were acquired,
(iii)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Holder or any Stockholder Associated Person and any pledge by such Holder or any Stockholder Associated Person with respect to any of such securities,
(iv)a description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, any Holder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Holder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a

“Derivative Instrument”), and any other information about such Derivative Instruments that would be required to be disclosed in a proxy statement required to be filed in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with the Proxy Rules if the Derivative Instruments were treated the same as securities of the Corporation under such requirements,
(v)a description of all agreements, arrangements or understandings, written or oral, between or among (A) any Holder and any Stockholder Associated Person, on the one hand, and (B) any other Holder or Stockholder Associated Person or any other person, on the other hand, relating to the Corporation or its securities, including any proxy, agreement, arrangement, understanding or relationship pursuant to which a Holder or Stockholder Associated Person has a right to vote or has granted a right to vote any shares of stock or any other security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A),
(vi)any rights held by each Holder and each Stockholder Associated Person, if any, to receive dividends or payments in lieu of dividends on shares of stock or other securities of the Corporation that are separated or separable from the underlying shares of stock or other security of the Corporation,
(vii)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of each Holder and each Stockholder Associated Person, if any, in the Corporation or any Affiliate thereof, or in the proposed business or nominations to be brought before the meeting by the Noticing Stockholder, other than an interest arising from the ownership of Corporation securities where such Holder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series,
(viii)any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held by each Holder and each Stockholder Associated Person, if any, or held directly or indirectly by a partnership or other entity in which any Holder or Stockholder Associated Person, if any, is a partner or manager or has another form of equity ownership,
(ix)any equity interests (other than equity interests held through an index fund) or Derivative Instruments, in each case, with a market value of more than $100,000, in any Principal Competitor held by each Holder and each Stockholder Associated Person, if any, and any interest of each Holder and each Stockholder Associated Person, if any, in any contract or arrangement with a Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement),
(x)any material pending or, to the Noticing Stockholder’s knowledge, threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or Stockholder Associated Person is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, or any officer or director of such Affiliate,

(xi)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder with respect to the Corporation by each Holder and each Stockholder Associated Person, if any, and such persons’ Associates,
(xii)any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement required to be filed in connection with solicitations of proxies for, as applicable, the proposed nominees or the proposed business pursuant to and in accordance with the Proxy Rules, provided, however, that the disclosures described in the foregoing subclauses (i) through (xii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner;
(4)the names and addresses of other stockholders (including beneficial owners) known by any Holder to provide financial support for the proposed business or the proposed nominations submitted by the Noticing Stockholder, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s),
(5)the following representations and certifications:
(i)a representation by the Noticing Stockholder that it is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed, that the Noticing Stockholder intends to continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting, and that the Noticing Stockholder (or a representative thereof) intends to appear in person or by proxy at such meeting to submit the nomination or propose the business included in its notice submitted pursuant to this Section 2.9 and an acknowledgement that if such Noticing Stockholder (or a representative thereof) does not do so such proposed nominations or proposed business will be disregarded and not presented for a vote,
(ii)a certification that each Holder and each Stockholder Associated Person, if any, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation,
(iii)a representation from the Noticing Stockholder as to whether such Noticing Stockholder or any Stockholder Associated Person intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee submitted by the Noticing Stockholder in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the proposed business or proposed nominations, as applicable, submitted by such Noticing Stockholder and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation, and

(iv)a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.
(c)Stockholder Nominations at Special Meetings of Stockholders.
(1)Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (x) was a stockholder of record at the time of giving of notice provided for in Section 2.9(c)(2) and at the time of the special meeting, (y) is entitled to vote at the special meeting and (z) complied with the notice procedures set forth in this Section 2.9(c). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.9(c)(1) shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders.
(2)For the nomination of persons for election to the Board of Directors, to be properly brought at a special meeting of stockholders by a Noticing Stockholder pursuant to clause (ii) of Section 2.9(c)(1), the Noticing Stockholder must have given timely notice in proper written form as described in this Section 2.9(c)(2) to the Secretary of the Corporation. To be timely, a Noticing Stockholder’s notice referred to in Section 2.9(c)(2) must have been delivered in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, deferral, recess or postponement of a special meeting or the announcement of an adjournment, deferral, recess or postponement thereof commence a new time period for the giving of a Noticing Stockholder’s notice as described above. To be in proper written form, the Noticing Stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 2.9(b). The number of persons whom the stockholder proposes to nominate for election or re-election as a director pursuant to clause (ii) of Section 2.9(c)(1) may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.
(d)Submission of Questionnaire, Representation and Agreement. In addition to the other requirements of this Section 2.9, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.9) to the Secretary at the principal executive offices of the Corporation (x) a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (y) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (1) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) if elected as a director of the Corporation, would be in compliance and will comply with all applicable rules of exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (iv) intends to serve a full term if elected as a director of the Corporation, and (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect.
(e)If any information submitted pursuant to this Section 2.9 by any Noticing Stockholder nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.9. Any such Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.9 (including if any Noticing Stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.9(b)(5)(iii)) within 2 Business Days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Stockholder shall provide, within 7 Business Days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Stockholder pursuant to this Section 2.9 and (B) a written affirmation of any information submitted by such Noticing Stockholder pursuant to this Section 2.9 as of an earlier date. If a Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.9.
(f)Any Noticing Stockholder who submits a notice of proposed business or proposed nominations pursuant to this Section 2.9 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects as of the record date for providing notice of the meeting of stockholders and as of the date that is ten Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five Business Days after the record date for providing notice of the meeting of stockholders (in the case of the update and supplement required to be made as of such record date), and not later than eight Business Days prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting of stockholders or any adjournment or postponement thereof). If a Noticing Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.9. In addition, if the Noticing Stockholder or a Stockholder Associated Person has delivered to the Corporation the notice required by Rule 14a-19(b) under the Exchange Act, the Noticing Stockholder shall deliver to the Corporation no later than eight Business Days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.
(g)The Corporation may also, as a condition to any such proposed business or proposed nominations being deemed properly brought before an annual or special meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, (i) such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (x) the eligibility or suitability of such proposed nominee to serve as a director of the Corporation, and (y) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
(h)Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9 of these By-Laws. Nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The Board of Directors may require any person proposed to be nominated for election or re-election as a director to submit to interviews with the Board or any committee thereof, and such person shall make themselves available for any such interviews within 10 days following such request.
(i)Except for directors who are elected by the Board of Directors pursuant to the provisions of Section 3.2 of these By-Laws, only such persons who are nominated in accordance and compliance with the procedures set forth in Sections 2.9 and 2.11 of these By-Laws shall be eligible for election to the Board of Directors at a meeting of stockholders and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.9 or pursuant to Rule 14a-8 under the Exchange Act. The Board or the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before an annual or special meeting was made in accordance with the procedures set forth in this Section 2.9 and, if any proposed nomination or business is not in compliance with this Section 2.9, to declare that such defective nomination or proposal be disregarded. Unless otherwise required by law, if the Noticing Stockholder (or a representative thereof) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to present such nomination or propose such business, such proposed nomination shall be disregarded or such proposed business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation. If (A) any Noticing Stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) (1) such Noticing Stockholder or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the requirements of Section 2.9(f) of these By-Laws) and (2) no other Noticing Stockholder or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-Laws, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements of Section 2.9(f) of these By-Laws to provide reasonable evidence of compliance with the requirements of Rule 14a-19, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation).
(j)Certain Definitions; Interpretations. For purposes of these By-Laws:
(1)“Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;
(2)“Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(3)“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY or Chicago, IL are authorized or obligated by law or executive order to close;
(4)“Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(5)“delivery” of any notice or materials by a stockholder as required to be “delivered” shall mean, both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary;
(6)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended;
(7)"Noticing Stockholder” shall mean the stockholder of record submitting notice of business, including the nomination of persons for election to the Board of Directors, pursuant to clause (iii) of Section 2.9(a)(1) or clause (ii) of Section 2.9(c)(1);
(8)“Principal Competitor” shall mean any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth day before the deadline for a stockholder’s notice under this Section 2.9;
(9)“public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act; and
(10)“Stockholder Associated Person” shall mean, as to any Holder, (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such Holder with respect to the stock of the Corporation, (ii) any person controlling, controlled by or under common control with such Holder, (iii) any member of the immediate family of such Holder sharing such Holder’s household; (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Holder with respect to any proposed business or nominations, as applicable, (vi) any beneficial owner of shares of stock of the Corporation owned of record by such Holder (other than a stockholder that is a depositary), and (vii) any proposed nominee submitted by such Holder.
Section 2.10.Conduct of Meetings. The Chair, or in his or her absence, the Vice Chair, or in his or her absence, the Chief Executive Officer, or in his or her absence, such director or officer of the Corporation as the Board of Directors may designate, shall preside at any meeting of stockholders. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at the meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to stockholders of record of the

Corporation, their duly authorized and constituted proxies or such other personas as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting, (g) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (h) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, and (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any reason, to convene, recess or adjourn any meeting of stockholders.
Section 2.11.Proxy Access for Director Nominations.
(a)Proxy Access Eligibility. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 2.11, the Corporation shall include in its proxy statement, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 2.11 (such stockholder or group, including each member thereof to the extent the context requires, the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.11 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.11. For purposes of this Section 2.11, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act and the rules and regulations thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 2.11 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.11.
(b)Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of the stockholders shall not exceed the greater of 2 directors or 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.11 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% of such number of directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Stockholder Nominees provided for in this Section 2.11 for any annual meeting of the stockholders shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the 2 preceding annual meetings of the stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors at such annual meeting and (ii) the number of individuals (if any) who will be included in the Corporation’s proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the Corporation by such stockholder or group of stockholders). For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.11 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (A) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 whose nomination is subsequently withdrawn and (B) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 whom the Board of Directors decides to nominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.11 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.11, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.11 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(c)Required Shares and Minimum Holding Period. In order to make a nomination pursuant to this Section 2.11, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least 3 years as of the date the Notice of Proxy Access Nomination is delivered to the Secretary in accordance with this Section 2.11 (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of the shares of stock of the Corporation entitled to vote in the election of directors (the “Required Shares”) and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (1) and (2) shall not include any shares: (x) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or Affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five Business Days’ notice or (B) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.

(d)Requirements for a Group.
(1)    Whenever the Eligible Stockholder consists of a group of stockholders: (A) a group of funds under common management and control shall be treated as one stockholder, (B) each provision in this Section 2.11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (C) a breach of any obligation, agreement or representation under this Section 2.11 by any member of such group shall be deemed a breach by the Eligible Stockholder and (D) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.11 (including withdrawal of the nomination).
(2)    Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the 3% ownership requirement of the “Required Shares” definition: (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.
(3)    Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five Business Days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded.
(e)Deadline for Notice of Proxy Access Nomination. Nominations by stockholders pursuant to this Section 2.11 must be made pursuant to timely notice to the Secretary of the Corporation in accordance with this Section 2.11. To be timely, a Notice of Proxy Access Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the Close of Business on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the Corporation’s definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting (provided, however, that in the event that there was no annual meeting in the prior year or the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, a Notice of Proxy Access Nomination must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment, deferral, recess or postponement of an annual meeting (or the public announcement of an adjournment, deferral, recess or postponement thereof) commence a new time period (or extend any time period) for the giving of an Eligible Stockholder’s notice as described above.
(f)Requirements for Notice of Proxy Access Nomination. To be in proper form for purposes of this Section 2.11, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(1)    the information, representations, agreements, certifications, and questionnaires that would be required to be set forth in a stockholder’s notice providing for the nomination of a person or persons for election as a director or directors of the Corporation pursuant to Section 2.9 as if the Eligible Stockholders were the Noticing Stockholders and the Stockholder Nominees were the persons whom the Noticing Stockholder proposes to nominate for election or re-election as a director;
(2)    in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five Business Days after the record date;
(3)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(4)    a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.11, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, (G) will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading; and
(5)    an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its Affiliates and Associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.11, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.11.
(g)Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting

Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading) or would violate any applicable law or regulation.
(h)Eligible Stockholder and Stockholder Nominee Duty to Update.
(1)    If any information submitted pursuant to this Section 2.11 shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.11. The Eligible Stockholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.11 within 2 Business Days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), such Eligible Stockholder shall provide, within 7 Business Days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2.11 and (B) a written affirmation of any information submitted by such Eligible Stockholder pursuant to this Section 2.11 as of an earlier date. If such Eligible Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.11.
(2)    The Eligible Stockholder shall update the Notice of Proxy Access Nomination, if necessary, such that the information provided or required to be provided in such Notice of Proxy Access Nomination shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is 10 Business Days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business five Business Days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business 7 Business Days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (ii) be made only to the extent that information has changed since such Eligible Stockholder’s prior submission and (iii) clearly identify the information that has changed since the Eligible Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.11(h)(2) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.11 and shall not extend the time period for the delivery of notice pursuant to this Section 2.11. If such Eligible Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.11.
(i)Other Reasons to Exclude Stockholder Nominee.
(1)    Notwithstanding anything to the contrary contained in this Section 2.11 the Corporation shall not be required to include, pursuant to this Section 2.11, a Stockholder Nominee in its proxy materials: (A) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.9 of these By-Laws, (B) if such Stockholder Nominee would not be an independent director under the listing standards of each principal U.S. exchange on which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors or any committee thereof, (C) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable state or federal law, rule or regulation, (D) if such Stockholder Nominee is or has been, within the past 3 years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (F) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (G) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 2.11 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (H) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.11.
(2)    Notwithstanding anything to the contrary contained in this Section 2.11, if either: (A) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.11, or (B) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case under this clause (2) as determined by the Board of Directors, any committee thereof or the chair of the annual meeting, then: (i) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (ii) the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (iii) the Board of Directors or the chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.11, such nomination shall be disregarded as provided in the immediately preceding clause (iii).
(j)Resubmission of Stockholder Nominee. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (B) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.11 for the next 2 annual meetings of the stockholders.
(k)Exclusivity. This Section 2.11 provides the exclusive method for a stockholder to include nominees for election to the Board in the Corporation’s proxy materials, except to the extent required by Rule 14a-19 promulgated under the Exchange Act.

Article 3

Directors
Section 3.1.Number and Term of Office. The number of directors of the Corporation shall be such number as shall be designated from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 hereof. Each director elected shall hold office for a term of one year and shall serve until such person’s successor is elected and qualified or until such person’s earlier death, resignation or removal. Directors need not be stockholders.
Section 3.2.Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.3.Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chair, the Chief Executive Officer, the Secretary or any Assistant Secretary. Such resignation shall take effect at the time of receipt thereof or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.4.Direction of Management. The business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
Section 3.5.Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 3.6.Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.
Section 3.7.Special Meetings. Special meetings of the Board of Directors may be called by the Chair, the Vice Chair or the Chief Executive Officer on 2 days’ notice to each director; either personally (including telephone), or in the manner specified in Section 4.1, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chair, the Vice Chair or the Secretary in like manner and on like notice on the written request of a majority of the entire Board of Directors.
Section 3.8.Quorum; Voting. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business; and at all meetings of any committee of the Board of Directors, a majority of the members of such committee shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors or any committee thereof at which there is a quorum present shall be the act of the Board of Directors or such committee, as the case may be, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9.Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 3.10.Participation in Meetings. One or more directors may participate in any meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by which all persons participating can hear each other.
Section 3.11.Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.
Section 3.12.Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for attending committee meetings. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or of any such committee or otherwise incurred in the performance of their duties as directors. No payment referred to herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.13.Chair and Vice Chair.
(a)The Chair, if there is one, shall preside at all meetings of the Board of Directors and of the stockholders and shall perform such other duties, if any, as may be specified by the Board from time to time. The Chair may be an officer of the Corporation if so elected by the Board of Directors.
(b)The Vice Chair, if there is one, shall preside at all meetings of the Board of Directors and of the stockholders in the absence of the Chair, and shall perform such other duties, if any, as may be specified by the Board from time to time. The Vice Chair may be an officer of the Corporation if so elected by the Board of Directors.
Article 4

Notices
Section 4.1.Notices. Whenever, under the provisions of law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such requirement shall not be construed to necessitate personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, cable, telecopy or telex or by delivering a writing in a sealed wrapper prepaid to a courier service guaranteeing delivery within 2 Business Days, in each case addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation in the case of a stockholder and at such person’s business address (unless such person shall have filed a written request with the Secretary that notices be directed to a different address) in the case of a director. Such notice shall be deemed to be given at the time it is so dispatched.

Section 4.2.Waiver of Notice. Whenever, under the provisions of law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. The attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Article 5

Officers
Section 5.1.Number. The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer, and may also include one or more Executive Vice Presidents and/or Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be elected by the Board of Directors. Any number of offices may be held by the same person.
Section 5.2.Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers shall hold office at the pleasure of the Board.
Section 5.3.Removal. Any officer may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.
Section 5.4.Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have overall responsibility for the management of the business and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chair and the Vice Chair, the Chief Executive Officer shall preside over meetings of the Board of Directors and of the stockholders of the Corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to such person by the Board.
Section 5.5.Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall perform such duties and have such authority as may be specified in these By-Laws or by the Board of Directors or the Chief Executive Officer.
Section 5.6.Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument, and when so affixed it may be attested by such person’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such person’s signature.
Section 5.7.Assistant Secretaries. The Assistant Secretary or Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary and shall perform such other duties and have such other authority as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 5.8.Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board so requires, an account of all such person’s transactions as Treasurer and of the financial condition of the Corporation.
Section 5.9.Assistant Treasurers. The Assistant Treasurer or Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe.
Article 6

Indemnification of Directors and Officers
Section 6.1.Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.
Section 6.2.Advances. Any person claiming indemnification within the scope of Section 6.1 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.
Section 6.3.Procedure. On the request of any person requesting indemnification under Section 6.1, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.
Section 6.4.Other Rights. The indemnification and advancement of expenses provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 6.5.Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these By-Laws.
Section 6.6.Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 6 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 6 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
Section 6.7.    Severability. To the extent any provision of these By-Laws would be, in the absence of this Section 6.7, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these By-Laws, and all provisions of these By-Laws shall be construed so as to give effect to the intent manifested by these By-Laws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

Article 7

Certificates of Stock
Section 7.1.Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate in the form prescribed by the Board of Directors signed on behalf of the Corporation by the Chair or Vice Chair or Chief Executive Officer or Chief Operating Officer or an Executive Vice President or Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by such person in the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 7.2.Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 7.3.Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 7.4.Fixing Record Date. The Board of Directors of the Corporation may fix a record date for the purpose of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and such record date shall not be (i) in the case of such a meeting of stockholders, more than 60 nor less than 10 days before the date of the meeting of stockholders, or (ii) in the case of consents in writing without a meeting, more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) in other cases, more than 60 days prior to the payment or allotment or change, conversion or exchange or other action. If the board of directors fixes a record date to determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 7.4 at the adjourned meeting.
Section 7.5.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article 8

Federal Exclusive Forum
Section 8.1.Federal Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Delaware shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director or officer or other employee of the Corporation. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this Section 8.1.
Article 9

Amendments
Section 9.1.Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.